EXHIBIT 8.1

LIST OF MAJOR SUBSIDIARIES

(As of February 28, 2021)

Name of entity	Place of incorporation	Ownership interest
Canadian Solar Solutions Inc.	Canada	100%
Canadian Solar (Australia) Pty Limited	Australia	100%
Canadian Solar O and M (Ontario) Inc.	Canada	100%
Canadian Solar Projects K.K.	Japan	100%
Canadian Solar UK Projects Ltd.	United Kingdom	100%
Recurrent Energy, LLC	USA	100%
Canadian Solar Energy Singapore Pte. Ltd.	Singapore	100%
Canadian Solar Netherlands Cooperative U.A.	Netherlands	100%
Canadian Solar Construction (Australia) Pty Ltd	Australia	100%
CSUK Energy Systems Construction and Generation JSC	Turkey	100%
Canadian Solar Argentina Investment Holding Ltd.	United Kingdom	100%
Canadian Solar New Energy Holding Company Limited	Hong Kong	100%
Canadian Solar Energy Holding Singapore Pte. Ltd.	Singapore	100%
CSI Solar Co., Ltd. (formerly known as “CSI Solar Power Group Co., Ltd.”)	PRC	79.59%
Canadian Solar Manufacturing (Luoyang) Inc.	PRC	100%*
Canadian Solar Manufacturing (Changshu) Inc.	PRC	100%*
CSI Cells Co., Ltd.	PRC	100%*
Canadian Solar (USA) Inc.	USA	100%*
Canadian Solar Japan K.K.	Japan	100%*
Canadian Solar EMEA GmbH	Germany	100%*
Canadian Solar International Limited	Hong Kong	100%*
Suzhou Sanysolar Materials Technology Co., Ltd.	PRC	100%*
Canadian Solar South East Asia Pte. Ltd.	Singapore	100%*
Canadian Solar Brazil Commerce, Import and Export of Solar Panels Ltd.	Brazil	100%*
Canadian Solar Construction (USA) LLC	USA	100%*
CSI Solar Manufacturing (Funing) Co., Ltd. (formerly known as “CSI&GCL Solar Manufacturing (Yancheng) Inc.”)	PRC	100%*
Changshu Tegu New Material Technology Co., Ltd.	PRC	100%*
Changshu Tlian Co., Ltd.	PRC	100%*
Canadian Solar Manufacturing Vietnam Co., Ltd.	Vietnam	100%*
Canadian Solar Energy Private Limited	India	100%*
Canadian Solar MSS (Australia) Pty Ltd.	Australia	100%*
Canadian Solar Manufacturing (Thailand) Co., Ltd.	Thailand	99.99992%*
Canadian Solar Sunenergy (Baotou) Co., Ltd.	PRC	100%*
Canadian Solar Middle East DMCC	United Arab Emirates	100%*
CSI Investment Management (Suzhou) Co., Ltd.	PRC	100%*
CSI New Energy Development (Suzhou) Co., Ltd. (formerly known as “Suzhou Gaochuangte New Energy Development Co., Ltd.”)	PRC	90%*
CSI Cells (Yancheng) Co., Ltd.	PRC	70%*
CSI Modules (Jiaxing) Co., Ltd.	PRC	100%*
CSI Wafer (Luoyang) Co., Ltd.	PRC	100%*
Canadian Solar SSES (Canada) Inc.	Canada	100%*
Canadian Solar SSES (UK) Ltd	United Kingdom	100%*

* Major subsidiaries within the scope of CSI Solar are held through CSI Solar Co., Ltd. of which CSI holds 79.59% equity rights of CSI Solar Co., Ltd.